                                                                    EXHIBIT 10.1



                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


                                     AMONG

                              KAISER VENTURES INC.
                                   (SELLER),

                      THE CALIFORNIA SPEEDWAY CORPORATION.
                                    (BUYER)

                                      AND

                            PENSKE MOTORSPORTS, INC.
                                     (PMI)


                            DATED:  OCTOBER 8, 1996

                                           INDEX


           ITEM                                                                                  PAGE NO.
           ----                                                                                  -------
          ARTICLE 1             RECITALS.....................................................         1
             1.1                .............................................................         1
             1.2                .............................................................         1

          ARTICLE 2             AGREEMENT OF PURCHASE AND SALE...............................         1
             2.1                Purchase Price...............................................         1
             2.2                Payment of Purchase Price....................................         2
             2.3                Conditional Demand Registration Rights Agreement.............         3

          ARTICLE 3             ESCROW.......................................................         3
             3.1                Opening of Escrow............................................         3
             3.2                Delivery of Documents to Escrow..............................         3
             3.3                Close of Escrow..............................................         4

          ARTICLE 4             REVIEW OF CONDITION OF TITLE.................................         4

          ARTICLE 5             ADDITIONAL COVENANTS AND AGREEMENTS..........................         5
             5.1                Cooperation..................................................         5
             5.2                Federal and State Withholding Requirements...................         6
             5.3                Shareholder's Agreement......................................         6
             5.4                Registration Rights Agreement................................         6

          ARTICLE 6             POST AGREEMENT AND POST CLOSING OBLIGATIONS..................         6
             6.1                Improvements.................................................         6
             6.2                Buyer's Compliance with Environmental Laws and
                                Indemnification for Noncompliance............................         6
             6.3                Sewer Service................................................         9
             6.4                Covenant to Cooperate, Easement and Access...................         9
             6.5                Hazardous Materials..........................................        10

          ARTICLE 7             ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES..............        14
             7.1                Buyer's Acknowledgments, Representations and Warranties......        14
             7.2                Seller's Acknowledgments, Representations and Warranties.....        17

          ARTICLE 8             THE CLOSE OF ESCROW..........................................        18
             8.1                Conditions and Close of Escrow...............................        18
             8.2                Termination Based on Failure to Close by Closing Date........        20
             8.3                Prorations...................................................        21
             8.4                Seller's Fees and Costs......................................        21
             8.5                Buyer's Fees and Costs.......................................        21

          ARTICLE 9             REMEDIES.....................................................        21
             9.1                Seller's Remedies............................................        21


           ITEM                                                                                  PAGE NO.
           ----                                                                                  -------
             9.2                Buyers Remedies................................................      21
             9.3                Right of First Refusal After Seller's Default..................      21
             9.4                Dispute Resolution.............................................      23

         ARTICLE 10             GENERAL PROVISIONS.............................................      24
            10.1                PMI as a Party to this Agreement...............................      24
            10.2                Time of the Essence and Strict Construction....................      24
            10.3                Notice and Demands.............................................      24
            10.4                Captions for Convenience.......................................      25
            10.5                Severability...................................................      25
            10.6                Governing Law..................................................      25
            10.7                No Oral Amendment or Modification..............................      25
            10.8                Relationship of Seller and Buyer...............................      26
            10.9                Attorneys' Fees................................................      26
            10.10               Amended and Successor Statutes and Regulations.................      26
            10.11               Entire Agreement...............................................      26
            10.12               Exhibits and Schedules.........................................      26
            10.13               Successors and Assigns.........................................      26
            10.14               Eminent Domain.................................................      27
            10.15               Recordation....................................................      27
            10.16               Resolution of Any Claim for Payment by One Party to Another....      27
            10.17               Counterparts...................................................      27


EXHIBIT "A"                     Conditional Demand Registration Rights Agreement
                                (Section 3.2.3)
EXHIBIT "B"                     Grant Deed (Section 3.2)
EXHIBIT "C"                     Investor Representation Certificate (Section 3.2)

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into effective the 8/th/ day of October, 1996 ("EFFECTIVE DATE"), by and among Kaiser Ventures Inc., a Delaware corporation ("SELLER"), The California Speedway Corporation, a Delaware corporation("BUYER"), and Penske Motorsports, Inc., a Delaware corporation ("PMI"), to the limited extent expressly provided herein, with reference to the facts set forth below. Buyer and Seller are sometimes referred to herein collectively as the "PARTIES" or individually as a "PARTY."

                                   ARTICLE 1
                                    RECITALS

     1.1 Seller is the owner of that certain real property, situated in the County of San Bernardino, State of California, described as Parcels 1, 2 and 3 of Parcel Map No 14723, as per map recorded in Book 179 of Parcel Maps, pages 9 through 13 inclusive of Maps in the office of the County Recorder of said county (the "PROPERTY").

     1.2 Buyer is a wholly owned subsidiary of PMI. PMI is a party to this Agreement only to the extent expressly specified herein.

     1.3 Seller desires to sell the Property to Buyer upon the terms and conditions set forth in this Agreement and Buyer desires to purchase the Property as set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 2
                         AGREEMENT OF PURCHASE AND SALE

     2.1 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the Property from Seller and Seller hereby agrees to sell the Property

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


to Buyer. The purchase price ("PURCHASE PRICE") for the Property is Thirteen Million, Three Hundred Fifty-Two Thousand One Hundred Seventy Dollars ($13,352,170.00). The Purchase Price shall be in the form of Five Million Dollars ($5,000,000.00) in cash and Eight Million, Three Hundred Fifty-Two Thousand One Hundred Seventy Dollars ($8,352,170.00) in the $.01 par value common stock of PMI. The number of shares of PMI's common stock to be issued to Seller shall be determined by taking the average of the Bid and Ask Price for the thirty calendar days prior to October 7, 1996, and determining an average per share price for said thirty (30) day period and dividing such average per share price into Eight Million Three Hundred Fifty-Two Thousand One Hundred Seventy Dollars ($8,352,170.00) rounded to the nearest whole share (the "PMI STOCK").

     2.2 PAYMENT OF PURCHASE PRICE. The cash portion of the Purchase Price shall be paid in good funds and other consideration in accordance with the provisions set forth herein. The portion of the Purchase Price payable in PMI Stock shall be satisfied by the delivery of a stock certificate in the name of Seller denominated in the number of shares of PMI Stock computed in accordance with Section 2.1. Seller acknowledges and agrees the PMI Stock shall be restricted stock and subject to the restrictions, and restrictive legends, described in Section 5.3 below and elsewhere in this Agreement and as provided on the stock certificates for PMI shares currently held by Seller.

          2.2.1  DEPOSIT.  Upon the opening of escrow in accordance with Section
                 -------
3.1 below, Buyer shall deposit into Escrow (as defined below) the amount of Fifty Thousand Dollars ($50,000.00) (the "CASH DEPOSIT"). The Cash Deposit shall be credited and applied to the cash portion of the Purchase Price at the Close of Escrow.

          2.2.2  BALANCE OF PAYMENT.  On or before one business day prior to the
                 ------------------
Closing Date, Buyer shall deposit the balance of the cash portion of the Purchase Price in the amount of Four Million, Nine Hundred Fifty Thousand Dollars ($4,950,000.00) into Escrow, which shall be released to Seller immediately on the Close of Escrow. On or before one business day prior to the Closing Date, Buyer or PMI shall also deposit into Escrow a stock certificate in the name of Seller for the PMI Stock, as determined in Section 2.1, which shall also be released to Seller immediately on the Close of Escrow.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     2.3 CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT. As additional consideration for the sale of the Property, on or before one business day prior to the Closing Date, PMI agrees to enter into and deposit into Escrow a Conditional Demand Registration Rights Agreement in the form attached hereto as Exhibit "A", which shall be released to Seller immediately on the Close of Escrow.

                                  ARTICLE  3
                                    ESCROW

     3.1 OPENING OF ESCROW. Within two business days after the Effective Date of this Agreement, Buyer, Seller and PMI shall open escrow (the "ESCROW") by depositing with Chicago Title Insurance Company, San Bernardino office ("ESCROW AGENT") a fully executed original of this Agreement for use as escrow instructions and Escrow Agent shall execute the consent of Escrow Agent which appears at the end of this Agreement and deliver a fully executed consent to Buyer, Seller and PMI. If Escrow Agent requires additional instructions, the parties agree to deliver into Escrow any such deletions, substitutions and additions which do not materially alter the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary Escrow instructions, the terms of this Agreement shall control.

     3.2  DELIVERY OF DOCUMENTS TO ESCROW.

          3.2.1  DEPOSIT OF GRANT DEED.  On or before one business day prior to
                 ---------------------
the Close of Escrow, Seller shall sign, acknowledge and deposit into Escrow a grant deed in the form attached hereto as Exhibit "B" and incorporated herein (the "GRANT DEED") conveying the property to Buyer. Provided that all terms and conditions of this Agreement have been satisfied, on the Close of Escrow, Escrow Agent shall immediately record the Grant Deed on behalf of Buyer.

          3.2.2  DEPOSIT OF INVESTOR REPRESENTATION CERTIFICATE.  On or before
                 ----------------------------------------------
one day prior to the Close of Escrow, Seller shall also deposit into Escrow the Investor Representation

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


Certificate in the form attached hereto as Exhibit "C" and incorporated herein which shall be released to Buyer immediately on Close of Escrow.

          3.2.3  DEPOSIT OF CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT.
                 -----------------------------------------------------------
On or before one day prior to the Close of Escrow, PMI shall sign and deposit into Escrow two originals of the Conditional Demand Registration Rights Agreement in the form attached hereto as Exhibit "A" and incorporated herein.
On the Close of Escrow, Seller shall execute the Conditional Demand Registration Rights Agreements and one shall be immediately delivered to Seller and the other shall be immediately delivered to Buyer.

          3.2.4.  DEPOSIT OF OTHER DOCUMENTS.  On or before one day prior to the
                  --------------------------
Close of Escrow, Seller, PMI and/or Buyer shall execute, acknowledge, deliver, and deposit into Escrow, as applicable, any document required by the Escrow Agent in order to convey title to Buyer as contemplated herein and to otherwise carry out the terms of this Agreement.

     3.3 CLOSE OF ESCROW. Unless the parties mutually agree in writing upon a different Closing Date, Escrow shall close on or before December 31, 1996 (the "CLOSE OF ESCROW" or the "CLOSING DATE"), subject to the satisfaction or waiver of the conditions described in Section 8.1.

                                   ARTICLE 4
                          REVIEW OF CONDITION OF TITLE

     Seller shall within ten (10) days after the Effective Date deliver to Buyer a copy of a Preliminary Title Report ("PRELIMINARY REPORT"), prepared by Chicago Title Insurance Company (the "TITLE COMPANY") with respect to the Property containing such exceptions as the Title Company would specify in the title policy, along with copies of all recorded documents, and other matters, referenced in the Preliminary Report and platted easements. Buyer shall deliver notice of disapproval of any exception or other title matter to Seller in writing on or before the end of a twenty-one (21) day period ("REVIEW PERIOD") commencing with the later of the Effective Date or receipt of the Preliminary Report and a copy of all recorded documents referenced in the Preliminary Report. If Buyer fails to notify Seller within the Review Period that Buyer disapproves of any such exceptions to title, Buyer shall be deemed to have approved the condition of title to the Property. If Buyer objects to any exception(s) to title, and

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


such exception is capable of being removed by the payment of money by Seller ("CURABLE EXCEPTION"), except as noted below, Seller shall have ten (10) calendar days after receipt of Buyer's objection to any exception to title, to notify Buyer in writing that Seller shall either (a) cause any disapproved exception(s) to be removed from title by the Closing of Escrow, or (b) obtain, at Seller's expense, an endorsement to the Title Policy insuring Buyer against loss by reason of such disapproved exception, acceptable to Buyer in Buyer's sole and absolute discretion (in which case, Seller may extend the Closing of Escrow for such period as shall be required to effect such cure or the issuance of such title endorsement, but not beyond ten (10) calendar days). Notwithstanding the foregoing, however, Seller shall not be obligated to cause, or pay a total amount in excess of One Hundred Thousand Dollars ($100,000) for, the removal or cure of any disapproved exception(s) to title or the obtaining of any endorsements to the Title Policy. If any title exception disapproved by Buyer is not a Curable Exception or is a Curable Exception but the total cumulative amount to cure the Curable Exception(s) exceeds One Hundred Thousand Dollars ($100,000), Buyer shall have ten (10) calendar days after Seller informs Buyer in writing that any disapproved exception is not a Curable Exception or will cost more than a total of One Hundred Thousand Dollars ($100,000) in which to notify Seller that (i) Buyer revokes its disapproval of such exception(s) and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exception(s) or (ii) Buyer will terminate this Agreement without liability to Seller. As used herein, "PERMITTED EXCEPTIONS" means those exceptions specified in the Preliminary Report and which Buyer has, in its discretion, accepted in accordance with the foregoing procedure.

                                   ARTICLE 5
                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 COOPERATION. Buyer, Seller and PMI acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property on the terms and conditions contemplated by this Agreement. Buyer, Seller and PMI hereby agree to cooperate with each other by executing, acknowledging, delivering, and recording such other documents or taking such other action as may be reasonably necessary or appropriate to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     5.2 FEDERAL AND STATE WITHHOLDING REQUIREMENTS. The parties agree to comply with the requirements of Section 1445 of the Internal Revenue Code, California withholding requirements, and any regulations promulgated thereunder.

     5.3 SHAREHOLDER'S AGREEMENT. Each of PMI and Seller agree that they have each executed and delivered a Shareholder's Agreement dated as of November 22, 1995, as amended (the "SHAREHOLDERS AGREEMENT"), which, Shareholders Agreement contains among other things, certain restrictions on the shares of PMI's common stock owned by each of PMI and Seller. PMI and Seller hereby agree that the Shareholders' Agreement is amended so that the defined term "STOCK" in the Shareholder's Agreement includes for all purposes the PMI Stock issued by PMI to Seller pursuant to this Agreement. In addition, the first portion of the second sentence of Section 1.2 of the Shareholders Agreement shall be amended to read "In addition, there shall be no restriction on a Party pledging its Stock to a bona fide third party as collateral for a loan, bond, financial assurance or other similar borrowing, potential borrowing, or obligation; provided ..." A bona fide party shall be a party other than Seller or an affiliate or Seller.

     5.4 REGISTRATION RIGHTS AGREEMENT. Each of PMI and Seller agree that they have each executed and delivered a Registration Rights Agreement dated as of March 21, 1996, which Registration Rights Agreement grants among other things, Seller certain "piggyback" registration rights with regard to PMI's common stock owned by Seller. PMI and Seller hereby agree that the Registration Rights Agreement is amended so that the defined term "SHARES" in the Registration Rights Agreement includes for all purposes the PMI Stock issued by PMI to Seller pursuant to this Agreement.

                                   ARTICLE 6
                  POST AGREEMENT AND POST CLOSING OBLIGATIONS

     6.1 IMPROVEMENTS. Seller shall have no liability or responsibility for improvements on-site or off-site (except for agreed upon sewer improvements and the costs related thereto as is more particularly set forth in Section 6.3) for the benefit of the Property after the Effective

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


Date; provided, however, Seller shall have the continuing obligation to remediate or remove Hazardous Materials on the Property, if any, as described in
Section 6.5.

          6.1.1  BUYER'S IMPROVEMENTS.  Buyer desires to commence construction
                 --------------------
of certain improvements associated with The California Speedway project on or adjoining the Property ("BUYER'S IMPROVEMENTS") prior to the Closing Date. As of the Effective Date Seller hereby grants Buyer an irrevocable license until January 1, 1997, to construct and maintain Buyer's Improvements on or associated with the Property. No fee shall be payable by Buyer for the license. Buyer's Improvements will be constructed and maintained at Buyer's sole cost and expense. Should Seller not consummate the sale of the Property to Buyer as provided herein on or before December 31, 1996, the license shall be revocable by Seller in whole or in part, but shall continue until such time as Seller in good faith reasonably determines that a removal of all or any portion of Buyer's Improvements is desirable to market or develop all or any portion of the Property. Accordingly, in the event the sale of the Property to Buyer is not consummated on or before midnight, December 31, 1996, should Seller so determine, upon Seller's written notice to Buyer, Buyer, at its expense, shall immediately remove Buyer's Improvements as necessary or appropriate and restore the Property to substantially its condition prior to the installation of Buyer's Improvements. During the period of the license, Buyer shall maintain insurance covering the Buyer's Improvements, including liability insurance, in amounts and from carriers as reasonably requested by Seller naming Seller as an additional insured. Buyer shall promptly pay all contractors and subcontractors involved in the construction or maintenance of the Buyer's Improvements except that Buyer may in good faith dispute any portion of any bill or invoice associated with the construction or maintenance of the Buyer's Improvements. Buyer shall permit no liens or encumbrances to be placed on the Property (unless Buyer provides to Seller or the Title Company payment bonds covering the same and pending the outcome of the dispute). Buyer shall indemnify, defend, and hold Seller and its officers, directors, shareholders, partners, employees, affiliates, and assigns (collectively the "SELLER INDEMNIFIED PARTIES") harmless from and against all liability, obligations, claims, damages, penalties, losses, causes of action, costs, and expenses (including attorneys' fees, expert witness fees, consulting and other professional fees) imposed upon, incurred by or asserted against the Seller Indemnified Parties as a result of Buyer's Improvements including,

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


without limitation, the construction and/or maintenance Buyer's Improvement, or Buyer's, its agents or other third party actions on the Property.

          6.1.2  FEES.  Except as otherwise expressed or provided herein and if
                 ----
the Property is sold to Buyer as provided, herein, from and after the Effective Date, Buyer shall be responsible for and obligated to pay all fees, assessments, special taxes or in-lieu fees encumbering or other use related to the Property or required by any governmental agency, assessment district, community facilities district, fee district or any other similar entity for or in connection with the improvement of the Property.

          6.1.3  NO OBLIGATION FOR OTHER IMPROVEMENTS.  Seller is not obligated
                 ------------------------------------
in any way to construct any improvements on the Property. Buyer shall have the sole responsibility for processing approvals and construction of any and all improvements on the Property. All expenses, responsibilities, and conditions associated with governmental approvals for the development of the Property shall be assumed by and be the sole responsibility of Buyer from and after the Closing Date; provided, however, that all such expenses prior to the Closing Date shall also be the responsibility of Buyer to the extent they are imposed directly as a result of the construction and maintenance of Buyer's Improvements.

     6.2 BUYER'S COMPLIANCE WITH ENVIRONMENTAL LAWS AND INDEMNIFICATION FOR NONCOMPLIANCE. During the term of the license granted in Section 6.1.1, Buyer specifically covenants and agrees to timely and fully comply with all applicable Environmental Laws (as defined in Section 6.5.2), and shall not allow the contamination of the Property (including, but not limited to, any building, surrounding property, the surface, subsurface, water and air) with Hazardous Materials. Furthermore, Buyer shall not, nor shall it allow any of its agents to, use, store, handle or treat Hazardous Materials on the Property except in full compliance with Environmental Laws. Buyer shall indemnify, defend, and hold the Seller Indemnified Parties harmless from and against all liability, obligations, claims, damages, penalties, losses, causes of action, costs, and expenses (including attorneys' fees, expert witness fees, consulting and other professional fees) imposed upon incurred by or asserted against the Seller Indemnified Parties as a result of any violation or asserted violation of or failure to timely or fully comply with Environmental Laws by Buyer, or its agents or as a result of any contamination to the Property

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


or other property (including, but not limited to, improvements, surface, subsurface water and air) or any allegations related thereto.

     6.3 SEWER SERVICE. Seller, or a wholly owned subsidiary of Seller, will provide sewer service to the Property subject to and in accordance with that certain Sewer Services Agreement dated November 21, 1995, between Seller and Speedway Development Corporation (which corporation merged into The California Speedway Corporation), except that the charge for such service shall be determined by mutual agreement at the time Buyer's development plans for the Property have been completed and prior to the start of construction of the improvements contemplated in the development plans. The Sewer Services Agreement shall be deemed amended to include the obligations specified in this
Section 6.3. In the event Buyer and Seller are unable to reach a mutual agreement on the additional sewer service charges, Buyer and Seller shall submit such dispute to the dispute resolution procedures specified in Section 9.4. For example, if the Property is used for parking to serve the seating currently planned for Phase 1 for The California Speedway (approximately 70,000 seats), there will be no anticipated increase in sewer usage. However, if a museum is placed on the Property, there may be increased usage of the sewer service resulting in the need to negotiate a new sewer service charge. Should the sewer plant existing at that time not serve or have enough capacity to serve the Property, and Buyer determines it wants the service provided by Seller, Buyer shall pay all costs necessary to serve and increase the capacity of the sewer system and plant and its ability to handle the resulting influent and effluent. In the event Buyer should at any time modify the development on the Property or increase its use so that the sewer system and plant may be impacted, the Parties shall again in good faith negotiate the charge for sewer service in accordance with the procedures set forth in this Section 6.3.

     6.4 COVENANT TO COOPERATE, EASEMENTS AND ACCESS. Seller and Buyer acknowledge that each owns property other than the Property within the area that is generally known as the former Kaiser Mill Site. Seller and Buyer agree to cooperate with each other to effect the development of their respective properties so long as that cooperation does not materially adversely affect the cooperating Party's property, in the reasonable determination of the cooperating Party. The Property, at no cost to Seller, shall be burdened with appropriate access and right of way easements for the benefit of Seller and its subsidiaries, as and if such

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


easements shall be mutually agreed upon by Buyer and Seller. In addition, Seller and its subsidiaries shall have the right, without cost, to use any existing or future easement on or adjoining the Property dedicated for any utility use (i.e., a use related to water, sewer, gas, electricity, telephone, fiber optics, etc., but public access or a street would not be a utility use) provided that Seller shall be responsible for all the costs of restoring the Property in substantially the same condition as prior to the use of any utility easement. In no event shall Seller's exercise of any utility easement materially interfere with Buyer's use of the Property. Seller, its subsidiaries and their authorized representatives shall have access across or on the Property for the limited purposes of installing, maintaining or monitoring any utilities, the water system, the By-Products Area Cap, groundwater monitoring wells or any other similar item and such other items as may be mutually agreed upon by Seller and Buyer.

     6.5  HAZARDOUS MATERIALS.

          6.5.1  HAZARDOUS MATERIALS DEFINED.  For the purposes of this
                 ---------------------------
Agreement, "Hazardous Materials" shall mean and refer to any material or substance which as of the Closing Date is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste", "hazardous substance", "hazardous material", "hazardous chemical", "extremely hazardous substance", "toxic substance", "toxic pollutant", "pollutant", "pollution", "regulated substance", "pesticide", "contaminant", "hazardous air pollutant", or words of similar import, or considered a waste, condition of pollution, or nuisance, pursuant to the laws of California and/or the United States; (ii) gasoline, diesel fuel, oil, used oil, petroleum, or a petroleum product or fraction thereof; (iii) asbestos and asbestos-containing construction materials as defined by federal or state law, by weight, of asbestos; (iv) substances known by the State of California or the United States to cause cancer and/or reproductive toxicity; (v) toxic, corrosive, flammable, infectious, radioactive, mutagenic, explosive or otherwise hazardous substances which are or become regulated by any governmental agency or instrumentality of the United States, or any state or any political subdivision thereof; (vi) polychlorinated biphenyls
(PCBs); (vii) urea formaldehyde foam insulation; (viii) all hazardous air pollutants or materials known to cause serious health effects (including, without limitation, volatile hydrocarbons, pesticides, herbicides and industrial solvents); and/or (ix) substances

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


which constitute a material health, safety or environmental risk to any Person or property. It is the intent of the Parties hereto to construe the term "Hazardous Materials" in its broadest sense.

          6.5.2  ENVIRONMENTAL LAWS DEFINED.  For purpose of this Agreement the
                 --------------------------
term Environmental Law means any Federal, State or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or environmental conditions existing as of the Closing Date, including, but not by way of limitation, (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), (b) the Resource Conservation and Recovery Act of 1976 ("RCRA"), (c) California Health and Safety Code Sections 25100 et seq.,
(d) the Safe Drinking Water and Toxic Enforcement Act of 1986, (e) the Federal Water Pollution Control Act, (f) the Porter-Cologne Water Quality Control Act,
(g) California Civil Code Sections 3479 et seq., and (h) Federal and State Occupational Safety and Health Acts and the regulations and administrative codes applicable thereto.

          6.5.3  SELLER'S OBLIGATION TO REMOVE.  Seller has previously entered
                 -----------------------------
into a Consent Order dated August 22, 1988 (the "CONSENT ORDER") with the State of California Department of Health Services, now known as the California Department of Toxic Substances Control ("DTSC"). Pursuant to the Consent Order and under the supervision of the DTSC, Seller has remediated what is known as Operable Unit No. 2, which operable unit includes most of the Property. Seller has received a clearance letter from the DTSC dated September 26, 1995, stating that no further remediation is necessary with respect to Operable Unit No. 2 and a site certification dated October 26, 1995, from the DTSC regarding completion of remedial action plans for such Operable Unit. However, during the construction of The California Speedway and during the remediation of impacted soils on property formerly leased to a bankrupt tenant of Seller, a limited amount of soils impacted by Hazardous Materials were discovered, removed, and stockpiled on the Property (the "IMPACTED SOILS"). The Impacted Soils will be removed in accordance with all applicable laws and without causing contamination of any kind to the Property or the property of third parties by Seller, at its sole cost and expense, as soon as reasonably possible but no later than prior to the Close of Escrow.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


In addition, and subject to the limitations described below, Seller shall assume liability (including indemnifying and holding Buyer harmless) ("SELLER'S ENVIRONMENTAL RESPONSIBILITIES") for claims by any third party (including, without limitation, any order or directive of any governmental agency), whether such claim is made against Buyer or Seller, for or relating to (a) any violation of any Environmental Laws occurring at the Property during Seller's ownership of the Property (except any violation of Environmental Laws committed by Buyer, or its agents); or (b) any environmental contamination or conditions occurring at the Property during Seller's ownership of the Property requiring remediation, unless such environmental contamination or conditions were as a result of Buyer's, or its agents activities or conduct or, including, without limitation, subject to the before described exceptions in all cases: (1) contamination or conditions that originated at the Property during Seller's ownership of the Property; and (2) contamination or conditions that originated at any location on the Property during Seller's ownership of the Property and that migrated from the Property prior or subsequent to Closing; and (3) contamination or conditions originating off the Property that have come to be located at the Property during Seller's ownership of the Property and that migrate from the Property prior or subsequent to the Close of Escrow. Seller shall have the exclusive right at all times to defend, settle, appeal, compromise, arbitrate or negotiate any claim and action and any remedial measures proposed or required by any governmental entity or other third party and to take or cause to be taken any such remedial measures ultimately determined to be required with respect to Seller's Environmental Responsibilities. Such remedial measures may include, without limitation: (a) sampling, laboratory testing and analysis of environmental media; (b) contracting for and monitoring of remedial work; (c) preparation and filing of all documents required by local, state and federal environmental agencies having jurisdiction; and/or (d) the reasonable restriction on use as described herein; provided, however all such remedial measures shall be deemed to include the restoration of the Property in all material respects to its condition (excluding the condition requiring remedial work) immediately preceding such remedial work. Buyer agrees that Buyer shall not intervene, interfere with, or participate in any of the foregoing activities without Seller's express written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if Seller fails to timely engage in such activities, Buyer may reasonably defend, settle, appeal, compromise, arbitrate or negotiate any remedial measures proposed or required by any governmental entity and to take or cause to be taken any such remedial

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


measures ultimately determined to be required with respect to Seller's Environmental Responsibilities following written notice by Buyer to Seller (if circumstances reasonably permit such written notice) and Seller fails to timely undertake such activities in accordance with a schedule acceptable to the appropriate regulatory agency or third party. Buyer agrees, however, to cooperate reasonably in any such activities at the request of Seller, including without limitation, (x) joining in the execution of any documents required by governmental authorities to be executed by Buyer as the owner of the Property (unless Buyer reasonably objects to the contents of any such documents); and (y) allowing Seller and Seller's agents, subcontractors and designees to have access to and across the Property at reasonable times in order to carry out Seller's Environmental Responsibilities hereunder, provided that Seller and any such agents, subcontractors, and designees provide evidence of adequate general liability insurance prior to entering the Property.

     Notwithstanding the foregoing, Seller shall only be obligated to remediate any Hazardous Materials on the Property existing on the Closing Date, except those attributable to Buyer, its agents, and their activities, to industrial standards and not residential standards as reasonably determined by the DTSC.
In connection therewith, if the reasonable estimated cost for remediation and restoration of the Property or any portion thereof will exceed Five Hundred Thousand Dollars ($500,000) on a cumulative basis, upon Seller's and Buyer's mutual agreement, Buyer will execute, acknowledge and deliver to the DTSC a "Covenant to Restrict Use of Property" which is a deed restriction which provides generally that the Property or a portion thereof can not be used for the following purposes: (i) a residence, including any mobile home or factory-built housing, constructed or installed for use as permanently occupied residential human habitation; (ii) a long-term care hospital for humans, provided that nothing therein shall restrict use of the Property for any infirmary, medical aid station or emergency medical care facility where there is no intent for any patient to remain in such facility for more than 24 hours;
(iii) a traditional public or private school for persons under 21 years of age, provided that nothing therein shall restrict the use of the Property for any specialized training programs related to then-existing facilities on the Property; or (iv) a day-care center for children, and containing such other terms and conditions typically required by the DTSC, and such additional terms and conditions that do not materially adversely interfere with the development of the Property. Buyer shall not unreasonably withhold its agreement or consent

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


to Seller's request for a "Covenant to Restrict Use of Project" as provided herein; provided, however, Buyer shall not be deemed to have unreasonably withheld its consent or agreement if any restriction that would be imposed pursuant to the "Covenant to Restrict Use of Property" would prohibit or unreasonably interfere with a use of the Property that is reasonably related to the development and operation of a motorsports speedway. Should Buyer not agree to provide an executed and acknowledged "Covenant to Restrict Use of Project" upon Seller's request, the Parties shall use the dispute resolution procedures described in Section 9.4 of this Agreement to resolve such dispute.

     6.5.4  SELLER'S RIGHT TO TERMINATE.  Should any Seller Environmental
            ----------------------------
Responsibilities, other than the removal of the Impacted Soil, be discovered prior to the Close of Escrow which would cause Seller to be liable for or incur expenses on a cumulative basis in excess of Five Hundred Thousand Dollars ($500,000), Seller shall have the right to terminate this Agreement, and except for each Party's obligations to indemnify the other as provided herein and except for the license to construct and maintain the Buyer's Improvements as specified in Section 6.1.1, the respective rights, duties and obligations of Buyer and Seller under this Agreement shall forthwith terminate without further liability. A termination under this Section 6.5.4 shall not be considered a default by Seller.

     6.5.5  SELLER'S ENVIRONMENTAL INDEMNITY.  Seller shall indemnify, defend,
            --------------------------------
and hold Buyer and its officers, directors, shareholders, partners, employees, affiliates, and assigns (collectively the "BUYER INDEMNIFIED PARTIES") harmless from and against all liability, obligations, claims, damages, penalties, losses, causes of action, costs, and expenses (including attorneys' fees, expert witness fees, consulting and other professional fees) imposed upon incurred by or asserted against the Buyer Indemnified Parties as a result of any violation or asserted violation of, or failure to timely or fully comply with Environmental Laws, or as a result of any contamination of the Property or other property (including, but not limited to, other improvements, surface, subsurface water and air) or any allegations related thereto by Hazardous Materials which occurred or relates to activity occurring prior to the Closing Date, except for any contamination caused by Buyer, its agents, or as a result of their activities.

                                   ARTICLE 7

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES


     7.1  BUYER'S ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES.

          7.1.1  PURCHASE "AS IS".  Buyer is relying solely upon its own
                 ----------------
inspections, investigations and analyses of the Property in entering into this Agreement and is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters except as provided in Section 7.2, the Investor Representation Certificate and the deed for the Property. Buyer acknowledges that it is familiar with the Property. Buyer has made such independent investigations and analyses as Buyer deems necessary or appropriate concerning Buyer's proposed use, development and sale of the Property. Buyer is buying the Property on an "as is-all faults" basis, except as to Hazardous Materials as set forth in
Section 6.5 and the other obligations of Seller as set forth in this Agreement.

     Nothing is this Section 7.1.1 shall be deemed to supersede any obligation of Seller set forth in this Agreement or in any other written agreement between Buyer, or any affiliate of Buyer and Seller. In the event of a conflict between this Section and any other term or provision of this Agreement or any other written agreement between Buyer, or any affiliate of Buyer and Seller pertaining to the Property, such other terms and provisions shall control.

          7.1.2  BUYER'S AUTHORITY.  Buyer and PMI and the individuals executing
                 -----------------
this Agreement for Buyer and PMI have the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          7.1.3  FULL DISCLOSURE.  Buyer and PMI represent and warrant that they
                 ---------------
have made full and accurate disclosure to Seller of all material matters concerning Buyer, PMI and the PMI Stock. Buyer and PMI shall continue to keep Seller informed as to all material matters affecting Buyer, PMI and the PMI Stock until the Close of Escrow.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


          7.1.4  PMI STOCK.  The PMI Stock when issued and delivered to Seller
                 ---------
shall have been validly issued in compliance with applicable laws and PMI's organizational documents, fully paid and non-assessable and such shares shall be free and clear of all pledges, security interests, charges, encumbrances, equity claims, and options except those imposed by state and federal securities laws and subject to that certain Shareholder's Agreement by and among PSH Corp., Seller, and PMI dated November 22, 1995, as amended to date.

          7.1.5  NO FINDERS.  No finder, broker or other intermediary has been
                 ----------
used by Buyer in connection with the transactions contemplated by this Agreement and no person will be entitled to a finder's fee or brokerage commission upon consummation of such transactions or otherwise in connection therewith. Buyer agrees to indemnify and hold harmless Seller from and against any finder's fees or brokerage commission arising out of the conduct of Buyer.

          7.1.6  LITIGATION.  To the best of Buyer's and PMI's knowledge,
                 -----------
(except as disclosed in writing by Buyer and/or PMI to Seller or Seller's counsel) neither Buyer nor PMI has received written notice of any threatened or pending litigation against Buyer or PMI which would materially and adversely affect the Property or Buyer's pr PMI's obligations pursuant to this Agreement.

          7.1.7  NO CONFLICT.  To the best of Buyer's and PMI's knowledge,
                 -----------
neither Buyer's nor PMI's execution of this Agreement nor performance by Buyer or PMI of any of their respective obligations hereunder including, without limitation, the purchase of the Property on the terms and conditions contemplated by this Agreement (a) violates or shall violate any written or oral contract, agreement or instrument to which Buyer or PMI is a party or is bound or which affects the PMI Stock or Property or any part of it, or (b) shall constitute or result in violation or breach by Buyer or PMI of any judgment, order, writ, injunction, or decree issued or imposed upon Buyer or PMI, or result in violation of any applicable laws; and no approval, consent, order, authorization, designation, filling (other than recording), required in conjunction with Buyer's execution of this Agreement and performance of its obligations hereunder.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


          7.1.8  NO KNOWLEDGE OF A RELEASE ON THE PROPERTY.  To the best of
                 ------------------------------------------
Buyer's knowledge, neither Buyer, nor its respective agents have deposited or released any amount of Hazardous Materials on the Property or on other property owned by them that has migrated or may migrate to the Property.

     7.2  SELLER'S ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES.

          7.2.1  SELLER'S AUTHORITY.  Seller and the individuals executing this
                 ------------------
Agreement for Seller have the legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          7.2.2  OWNERSHIP OF THE PROPERTY.  Seller is the owner of the Property
                 -------------------------
and the Property as of the Closing Date shall be free and clear of all liens, restrictions, easements, leases, tenancies, assessments, charges, rights of use or possession of any other title objections except the Permitted Exceptions and except for those obligations imposed in connection with any future development of the Property and as provided in Section 6.1 of the Organization Agreement dated November 22, 1995, by and among PSH Corp., Seller and PMI which, as to Seller, shall be extinguished upon the transfer of title to the Property to Buyer.

          7.2.3  NO FINDERS.  No finder, broker or other intermediary has been
                 ----------
used by Seller in connection with the transactions contemplated by this Agreement and no person will be entitled to a finder's fee or brokerage commission upon consummation of such transactions or otherwise in connection therewith. Seller agrees to indemnify and hold harmless Buyer from and against any finder's fee or brokerage commission arising out of the conduct of Seller.

          7.2.4  EMINENT DOMAIN.  To the best of Seller's knowledge, Seller has
                 --------------
received no written notice from any governmental authority that eminent domain proceedings for the condemnation of the Property or any part in thereof are pending.

          7.2.5  LITIGATION.  To the best of Seller's knowledge, (except as
                 ----------
disclosed in writing by Seller to Buyer or Buyer's counsel) Seller has received no written notice of any

                                       17
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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


threatened or pending litigation against Seller which would materially and adversely affect the Property or Seller's obligations pursuant to this Agreement.

          7.2.6  NO CONFLICT.  To the best of Seller's knowledge, neither
                 -----------
Seller's execution of this Agreement nor performance by Seller of any of its obligations hereunder including, without limitation, the transfer, assignment and sale of the Property contemplated by this Agreement (a) violates or shall violate any written or oral contract, agreement or instrument to which Seller is a party or is bound or which affects the Property or any part of it, or (b) shall constitute or result in violation or breach by Seller of any judgment, order, writ, injunction, or decree issued or imposed upon Seller, or result in violation of any applicable laws; and no approval, consent, order, authorization, designation, filling (other than recording), required in conjunction with Seller's execution of this Agreement and performance of its obligations hereunder.

          7.2.7  PROPERTY WITHIN OPERABLE UNIT NO. 2.  All of the Property is
                 ------------------------------------
located within DTSC Operable Unit No. 2 under the Consent Order except for approximately the West one-half of Parcel 1 of Parcel Map 14723 which is located within the former boundaries of what is known as the "Koppers Property."

                                   ARTICLE 8
                              THE CLOSE OF ESCROW

     8.1 CONDITIONS AND CLOSE OF ESCROW. Escrow Agent shall close the Escrow (the "CLOSE OF ESCROW") on or before the Closing Date WHEN AND ONLY WHEN each of the following conditions has been, satisfied or waived in writing by the appropriate Party:

          8.1.1  SUPPLEMENTS TO PRELIMINARY REPORT.  If any title exceptions are
                 ---------------------------------
recorded against the Property before the Close of Escrow in addition to the Permitted Exceptions or instruments disclosed in this Agreement, Buyer shall have the same rights of approval or disapproval with respect to each exception as set forth in Article IV approved such exceptions within three (3) business days after receipt of a supplemental report showing such exceptions or this Agreement shall terminate.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


          8.1.2  TITLE POLICY.  Seller shall be unconditionally committed to
                 ------------
procure from the Title Company, at Seller's expense, an ALTA form B (latest edition) Owner's policy of title insurance for real property, a CLTA joint protection policy of title insurance (the "TITLE POLICY") together with such endorsements as Buyer may reasonably request including ALTA Endorsements numbers 100 (modified), 100.b, 103.1, 103.7, 116.1, and 116.4 with a liability limit in the amount of the Purchase Price and insuring fee title vested in Buyer free and clear of any liens, encumbrances and interests except: (i) the Permitted Exceptions; (ii) those rights, interests and easements reserved by Seller if any in Seller's Grant Deed; (iii) the matters described in the printed form portion of the Title Policy; and (iv) any items caused by the acts or omissions of Buyer or permitted to be placed of record by Buyer as of the Close of Escrow.

          8.1.3  DEPOSIT OF PURCHASE PRICE.  Buyer shall have deposited the full
                 -------------------------
Purchase Price in Escrow including a stock certificate for the PMI Stock in Seller's name. Upon the Close of Escrow, the full Purchase Price shall be delivered to Seller.

          8.1.4  DEPOSIT OF CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT.
                 -----------------------------------------------------------
Buyer shall have deposited into Escrow two executed copies of the Conditional Demand Registration Rights Agreement. With the Close of Escrow, Seller shall execute both copies of the Conditional Demand Registration Rights Agreement and Escrow Agent shall deliver one to Buyer and the other to Seller.

          8.1.5  BUYER'S PERFORMANCE, REPRESENTATIONS AND WARRANTIES.  Buyer
                 ---------------------------------------------------
shall have duly performed each and every undertaking and agreement to be performed by it hereunder and under the terms and conditions of this Agreement, and Buyer's representations and warranties shall be true and correct in all respects at and as of the Close of Escrow. Buyer shall deposit into Escrow for the benefit of Seller a certificate signed by an officer of Buyer stating that all the representations and warranties of Buyer are true and correct as of the Closing Date. Upon the Close of Escrow, Buyer's certificate shall be delivered to Seller.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


          8.1.6  DEED TO THE PROPERTY.  Seller shall deposit into Escrow the
                 --------------------
executed Grant Deed for the Real Property in recordable form. Upon the Close of Escrow, the Title Company shall record the deed on behalf of Seller.

          8.1.7  SELLER'S INVESTMENT REPRESENTATION.  Seller shall deposit into
                 ----------------------------------
Escrow its executed Investment Representation Certificate dated as of the Closing Date which shall be delivered to Buyer's upon the Close of Escrow.

          8.1.8  SELLER'S PERFORMANCE.  Seller shall have duly performed each
                 --------------------
and every undertaking and agreement to be performed by it hereunder and under the terms and conditions of this Agreement including, but not limited to, the removal of the Impacted Soil, and Seller's representations and warranties shall be true and correct in all respects at and as of the Close of Escrow. Seller shall deposit into Escrow for the benefit of Buyer a certificate signed by an officer or Seller stating that all the representations and warranties of Seller are true and correct as of the Closing Date. Upon the Close of Escrow, Seller's Certificate shall be delivered to Buyer.

          8.1.9  LITIGATION.  Neither PMI, Buyer nor Seller shall be subject to
                 ----------
any judgment, order, decree, or injunction of a court of competent jurisdiction which would impose any limitation on the ability of either Party to consummate the transactions contemplated herein.

          8.1.10  LOT-LINE ADJUSTMENT.  After receipt of a letter from the DTSC
                  --------------------
stating that no further remedial action is necessary for what is known as the A&C Parcel (other than disposal of any Impacted Soils) or receipt of other similar environmental documentation satisfactory to Buyer, Seller shall have caused to have recorded the lot-line adjustment between Parcels 3 and 4 of Parcel Map 14723, identified as the County of San Bernardino file number LLA/95-0053/W133-89/W96-0012.

     8.2 TERMINATION BASED ON FAILURE TO CLOSE BY CLOSING DATE. If Escrow fails to close by the Closing Date for any reason other than Buyer's or Seller's default, then, except for each Party's obligations to indemnify the other as provided herein and except for the license to

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


construct and maintain the Improvements as specified in Section 6.1.1, the respective rights, duties and obligations of Buyer and Seller under this Agreement shall forthwith terminate without further liability. The Parties shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Escrow, and each Party shall pay its respective share (if any) of escrow cancellation charges. Upon cancellation, Escrow Agent shall immediately return the funds, less applicable escrow cancellation charges, and documents to the parties that furnished them and Escrow Holder shall return the Deposit to Buyer less any cancellation fees. Notwithstanding the provisions of this paragraph, the Parties may extend the Closing Date by their mutual written agreement in which event the provisions of this Paragraph shall apply to the extended closing date with the same force and effect as the Closing Date.

     8.3 PRORATIONS. Property taxes, special assessments, utility charges and other similar amounts with respect to the Property shall be prorated as of the Closing Date by the Escrow Agent, in accordance with the Escrow Agent's standard practices and as shall be mutually agreed upon by Buyer and Seller prior to the Close of Escrow. All such adjustments shall be against the cash portion of the Purchase Price.

     8.4 SELLER'S FEES AND COSTS. Seller will pay (i) the fee for the Title Policy; (ii) one-half of Escrow Agent's escrow fee; and (iii) usual Seller's document-drafting review and recording charges.

     8.5 BUYER'S FEES AND COSTS. Buyer will pay (i) County Documentary Transfer Tax in the amount Escrow Agent determines to be required by law, (ii) one-half of Escrow Agent's escrow fee, and (iii) usual Buyer's document-drafting and recording charges.

                                   ARTICLE 9
                                   REMEDIES

     9.1 SELLER'S REMEDIES. If Escrow fails to close due to Buyer's default under this Agreement, Seller shall have the right to, with or without notice or demand, pursue all legal remedies against Buyer and PMI, including the right to specific performance.

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     9.2 BUYER'S REMEDIES. If Escrow fails to close due to Seller's default under this Agreement, Buyer shall have the right to, with or without notice or demand, pursue all legal remedies against Seller, including the right to specific performance.

     9.3 RIGHT OF FIRST REFUSAL AFTER SELLER'S DEFAULT. If Escrow fails to close solely due to: (i) Seller's default; (ii) Seller's inability to convey acceptable title as stated in Article 4; (iii) Seller's failure to remove the Impacted Soils from the Site Property; (iv) failure to record the lot line adjustment described in Section 8.1.10; or (v) because of Seller's exercise of its rights pursuant to Section 6.5.4 under this Agreement, Buyer shall thereafter have until and including December 31, 2001, the right of first refusal to acquire the Property or any portion thereof upon the terms and conditions provided below. If Escrow fails to close for any reason other than stated in this Paragraph, Buyer shall not obtain the right of first refusal provided below.

          (a) If Seller wishes to sell the Property or any portion thereof for consideration to a third person, Buyer shall have the first option to purchase all, and only all, of the Property or portion thereof offered for sale, which option shall be exercised by it, if at all, by giving written notice to Seller on or before twenty-one (21) days after receipt of the notice specified in
Section 9.3(b) below. The purchase price and sales terms for the Property, or any portion thereof to be purchased by the Buyer shall be the same price and same terms as set forth in the notice of proposed sale. However, if any of the consideration specified in the notice is property other than cash, Buyer may substitute cash in an amount equivalent to the fair market value of the non-cash consideration, unless such consideration shall be securities in an operating company, in which event Buyer shall provide the identical non-cash consideration offered by the proposed purchaser. If no closing date for the sale is specified, the closing shall occur no later than sixty (60) days after receipt by the Buyer of the notice required by Section 9.3(b).

          (b) If Seller wishes to sell, transfer, or otherwise dispose of all or a portion of the Property for consideration to a third person, Seller shall first give Buyer and Seller at least twenty-on (21) days advance written notice of its desire to do so. The notice shall specify the Property or portion thereof to be sold, the price, the proposed terms and the name, address and phone number of the proposed purchaser. Along with the notice required pursuant to this Section 9.3(b), Seller shall furnish to Buyer any proposed sale agreement with the proposed

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                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


purchaser unless the proposed purchaser requires the non-disclosure of such agreement in which event Seller shall fully summarize the material terms of the proposed sale agreement.

          (c) Notwithstanding the provisions of this Section 9.3, Seller may transfer all or any portion of Property to an affiliate provided such affiliate becomes a party to this agreement for purposes of this Section 9.3. In addition, there shall be no restrictions on a Seller pledging the Property or any portion thereof as collateral for any bona fide loan, bond, financial assurance, guaranty or other obligation.

          (d) After compliance with the terms of this provision of this Section 9.3, if applicable, and if Buyer or fails to exercise their right of first refusal, Seller shall be free to sell or otherwise transfer the Property or any portion thereof to the identified proposed purchaser. In the event if any material change in the proposed terms and conditions, Seller shall again comply with the provisions of this Section 9.3 except that Buyer shall than only have ten (10) days in which to exercise their right of first refusal, as provided herein.

          (e) The right of first refusal provided herein shall be personal to Buyer and it may not assign its rights, if any, under this Section 9.3 to any party. Any attempt to assign any rights under this 9.3 shall be void and of no effort.

     9.4 DISPUTE RESOLUTION. In any dispute arises relating to the interpretation or performance of this Agreement which the parties are unable to resolve between themselves, they agree to use the following as their sole method of resolving the dispute:

          (a) Seller and Buyer agree to jointly select a judicial officer who is affiliated with the Judicial Arbitration and Mediation Service, or such other equivalent organization as Seller and Buyer may mutually select, to act as the trier of fact and judicial officer in such dispute resolution;

          (b) If Seller and Buyer are unable to agree upon a particular judicial officer, then the decision shall be made by the chief executive officer of the Judicial Arbitration and Mediation Service, after consulting with Seller and Buyer.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


          (c) Seller and Buyer shall have the same rights of discovery as if the dispute were being resolved in the Superior Court of the State of California. However, the judicial officer shall, on his own motion, or the request of either Seller or Buyer, have the authority to extend or reduce the time periods therefor; and

          (d) The judicial officer serving hereunder shall be designated as a referee under the provisions of Title VIII, Chapter 6 of the California Code of Civil Procedure (Sections 638 through 645.1, inclusive). Payment for the services of the judicial officer and the rights and procedure of appeal, and/or other review of the decision, shall be made as provided in such sections.

     The Parties acknowledge and agree that the aforementioned method of dispute resolution shall relate only to disputes with respect to the interpretation or performance of any provision of this Agreement and shall not apply to the enforcement of any provision with respect to which there is no dispute over interpretation or performance or with respect to which any previous dispute over interpretation or performance has been resolved. Furthermore, the dispute resolution procedures provided herein shall not apply to any action in which injunctive relief is sought.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1 PMI AS A PARTY TO THIS AGREEMENT. PMI is a Party to this Agreement but only for the purpose and obligations expressly provided for in this Agreement.

     10.2 TIME OF THE ESSENCE AND STRICT CONSTRUCTION. Time is of the essence pursuant to this Agreement for the performance and observance of all obligations of Seller and Buyer hereunder and all provisions of this Agreement shall be strictly construed.

     10.3 NOTICE AND DEMANDS. All notices or demands required or permitted pursuant to this Agreement shall be in writing, signed by the Party giving the same, and shall be deemed properly given and received when personally served or upon the earlier of (i) receipt

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


or (ii) rejection, if sent by registered or certified mail, postage prepaid or by nationally recognized overnight courier service, such as Federal Express, and addressed to the intended recipient at its address as set forth below or at any other address of which such Party gives the other Party notice in accordance with the provisions of this Section 10.2.

      IF TO BUYER:           Penske Motorsports, Inc.
                             3270 W. Big Beaver Road, Suite 130
                             Troy, MI  48084
                             ATTN.:  Richard J. Peters, President & CEO


      WITH A COPY TO:        Penske Motorsports, Inc.
                             3270 W. Big Beaver Road, Suite 130
                             Troy, MI  48084
                             ATTN.:  Robert Kurnick, General Counsel

      IF TO SELLER:          Kaiser Ventures  Inc.
                             3633 E. Inland Empire Blvd., Suite 850
                             Ontario, CA  91764
                             ATTN.:  Gerald A. Fawcett, President & COO

      WITH A COPY TO:        Kaiser Ventures Inc.
                             3633 E. Inland Empire Blvd., Suite 850
                             Ontario, CA  91764
                             ATTN.:  Terry L. Cook, General Counsel

     10.4 CAPTIONS FOR CONVENIENCE. The headings and captions of this Agreement are for convenience and reference only and shall not be considered in interpreting the provisions hereof.

     10.5 SEVERABILITY. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. Seller and Buyer shall negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or shall otherwise amend this Agreement, including the provision relating to choice of law, to achieve such result.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     10.6 GOVERNING LAW. This Agreement shall be interpreted and enforced according to the laws of the State of California.

     10.7 NO ORAL AMENDMENT OR MODIFICATION. No provision of this Agreement may be amended or modified except to the extent any such amendment or modification is expressly set forth in a written instrument executed by the Party against whom the amendment or modification is sought.

     10.8 RELATIONSHIP OF SELLER AND BUYER. Nothing contained in this Agreement shall be deemed or construed as creating the relationship of principal and agent, partnership, or joint venture and no provision in this Agreement and no act of Seller or Buyer shall be deemed to create any relationship other than that of Seller and Buyer. Without limiting the generality of the foregoing, all obligations of Seller and Buyer with respect to third parties shall be independent.

     10.9 ATTORNEYS' FEES. If it becomes necessary for Seller or Buyer to bring an action (including any form of dispute resolution), either at law or in equity, to enforce or interpret the provisions of this Agreement, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other professional fees and costs of all types, as a part of any judgment therein, in addition to any other award which may be granted.

     10.10 AMENDED AND SUCCESSOR STATUTES AND REGULATIONS. All references in this Agreement to a statute or regulation or section of same, shall include future amendments and successor statutes, regulations, or sections thereof, as applicable, and all references in this Agreement to any local, state or federal government commission, department or agency or instrumentality or court shall include their successors.

     10.11 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contains all of the agreements and understanding with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings, representations, or warranties of any nature or kind what so ever pertaining to such matters shall be effective for any purpose unless expressly incorporated into the provisions of this Agreement or the exhibits attached hereto.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     10.12 EXHIBITS AND SCHEDULES. All exhibits and schedules which are referred to in this Agreement are incorporated into this Agreement as though fully set forth herein.

     10.13 SUCCESSORS AND ASSIGNS. Neither Seller nor Buyer may, voluntarily or by operation of law, assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of the other Party, which consent may be withheld in such Party's sole and absolute discretion. Subject to the restrictions and prohibitions on assignment each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors in interest of Seller, and, subject to the restrictions on transfers herein provided, the successors, heirs, representatives and assigns of Buyer.

     10.14 EMINENT DOMAIN. If, prior to the Close of Escrow, all or any portion of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain or such an eminent domain action is threatened pursuant to a resolution of intention to condemn filed by any public entity, and if such taking will, in Buyer's good faith determination, materially and adversely affect the Property, then Buyer may terminate this Agreement without further liability hereunder and receive a refund of its Deposit and documents deposited herein. If Buyer does not timely terminate this Agreement or if a partial taking of the Property which does not materially and adversely affect the Property occurs, then this Agreement shall remain in full force and effect and upon the Closing Date Buyer shall receive from Seller any award paid for that portion of the Property taken or the right to an award if not paid as of the Closing Date. Buyer must elect to terminate or maintain the Agreement by notice in writing to Seller with ten (10) days after written notice by Seller of a threatened taking or it shall be deemed that Buyer has elected not to terminate this Agreement.

     10.15 RECORDATION. This Agreement may be recorded at the request and expense of any party hereto. The party requesting recordation shall pay all the expenses of the recordation of this Agreement.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


     10.16 RESOLUTION OF ANY CLAIM FOR PAYMENT BY ONE PARTY TO ANOTHER. Buyer and Seller agree to mutually negotiate in good faith the resolution of any amounts claimed to be owed by one party to another with regard to grading, excavation, By-Products Area cap monitoring and related expenses, and other similar items.

     10.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized representative as of the day and year first above written.



"SELLER"                                     "PMI"
KAISER VENTURES INC.                         PENSKE MOTORSPORTS, INC.
 a California Corporation                     a Delaware corporation


By: /s/ Gerald A. Fawcett                    By: /s/ Richard J. Peters
    --------------------------------             ------------------------------
    Gerald A. Fawcett, President &               Richard J. Peters, President &
      Chief Operating Officer                    Chief Executive Officer

"BUYER"
THE CALIFORNIA SPEEDWAY CORPORATION
 a Delaware corporation


By:  /s/ Richard J. Peters
     ----------------------------
     Richard J. Peters, President &
      Chief Executive Officer



                              CONSENT BY PSH CORP.

     PSH Corp. is a party to the Shareholders Agreement dated as of November 22, 1996, as amended, among Penske Motorsports, Inc., PSH Corp. and Kaiser Ventures Inc. PSH Corp.

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


hereby consents to the amendment of the Shareholders Agreement as provided in
Section 5.3 of this Agreement.

                                       PSH CORP.



                                       By:  /s/ Richard J. Peters
                                            ----------------------------
                                            Richard J. Peters, President

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


STATE OF MICHIGAN   )
                    )  ss.
COUNTY OF WAYNE     )


     On this the 9th day of October 1996, before me, Sandra Nieman, the undersigned Notary Public, personally appeared Richard J. Peters, President and Chief Executive Officer of The California Speedway Corporation, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

Witness my hand and official seal.


                              /s/ Sandra Nieman
                              -----------------------------
       [SEAL]                 Notary's Signature




STATE OF MICHIGAN   )
                    )  ss.
COUNTY OF WAYNE     )


     On this the 9th day of October 1996, before me, Sandra Nieman, the undersigned Notary Public, personally appeared Richard J. Peters, President and Chief Executive Officer of Penske Motorsports, Inc., personally known to me (or proved to me on the basis of satisfactory evidence), to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

Witness my hand and official seal.


                              /s/ Sandra Nieman
                              -----------------------------
       [SEAL]                 Notary's Signature

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


STATE OF MICHIGAN   )
                    )  ss.
COUNTY OF WAYNE     )


     On this the 9th day of October 1996, before me, Sandra Nieman, the undersigned Notary Public, personally appeared Richard J. Peters, President of PSH Corp., personally known to me (or proved to me on the basis of satisfactory evidence), to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

Witness my hand and official seal.


                              /s/ Sandra Nieman
                              -----------------------------
       [SEAL]                 Notary's Signature


STATE OF CALIFORNIA      )
                         )  ss.
COUNTY OF SAN BERNARDINO )


     On this the 8th day of October 1996, before me, Patricia M. Williams, the undersigned Notary Public, personally appeared Gerald A. Fawcett, President and Chief Operating Officer of Kaiser Ventures Inc., personally known to me (or proved to me on the basis of satisfactory evidence), to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

Witness my hand and official seal.



                              /s/ Patricia M. Williams
                              ----------------------------
       [SEAL]                 Notary's Signature

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


                                    EXHIBITS

EXHIBIT "A"  Conditional Demand Registration Rights Agreement (Section 3.2.3)

EXHIBIT "B"  Grant Deed (Section 3.2)

EXHIBIT "C"  Investor Representation Certificate (Section 3.2)

                                                                     EXHIBIT "A"


                CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


     This CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of __________, 1996 between Penske Motorsports, Inc., a Delaware corporation (the "COMPANY") and Kaiser Ventures Inc., a Delaware corporation ("KAISER").

                                    RECITALS

     A. Kaiser is currently the owner of 1,373,625 shares of the common stock of the Company, $.0l par value share, and will acquire an additional _______ shares of the Company's common stock upon the consummation of a proposed real estate transaction (collectively the "SHARES"), as set forth in a Purchase Agreement and Escrow among the Company, Kaiser and The California Speedway Corporation ("TCSC").

     B. The Company, Kaiser and PSH Corp., a Delaware corporation ("PENSKE"), are parties to a Shareholders Agreement, dated November 22, 1995, as amended pursuant to a First Amendment to Shareholders Agreement, dated March 21, 1996 (the "SHAREHOLDERS AGREEMENT").

     C. In order to accommodate those person or entities that may accept the pledge of all or any portion of the Shares as collateral for a loan, bond, financial assurance or other similar obligation, Kaiser desires to obtain, and the Company is willing to grant, certain registration rights for the Shares in the event a holder of a security interest in the Shares should foreclose on the Shares and then be required to sell all or any portion of such Shares to satisfy all or a portion of Kaiser's indebtedness to such lender.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Kaiser agree as follows:

     1. CONFIRMATION OF ABILITY TO PLEDGE THE SHARES. The Company hereby agrees that Kaiser shall have the right to pledge all or any part of the shares to a third party as collateral for a loan, bond, financial assurance or other similar borrowing, potential borrowing, or obligation (hereafter a "SECURED LENDER" and collectively "SECURED LENDERS")) subject to the terms and conditions of this Agreement, the Shareholders Agreement, the Lock-up Agreement between Kaiser and CS First Boston dated March 21, 1996, and any restrictions imposed by applicable law.

     2.   DEMAND REGISTRATION RIGHTS.

          (a) Subject to the terms and conditions of this Agreement, upon written demand to the Company by a Secured Lender who is the beneficial owner of a majority of the Registrable Securities (as defined below) pledged to Secured Lenders (a "MAJORITY HOLDER"), the Company shall undertake all reasonable efforts to effect the registration of all or any portion of the Registrable Securities (as defined below) owned by the Secured Lenders under the Securities Act of 1933, as amended (the "SECURITIES ACT") and pursuant to applicable state "blue sky" laws ("DEMAND REGISTRATION"). The term "REGISTRABLE SECURITIES" means those shares beneficially owned by a Secured Lender and acquired from Kaiser through foreclosure or

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


through a transfer in lieu of foreclosure, and as a result of a default by Kaiser under the terms of any security or pledge agreement which grants to such Secured Lender a security interest in, or pledge of, all or any part of the Shares together with all the Shares deemed Registrable Securities pursuant to
Section 2(b) below. The terms "beneficial owner" or "beneficial ownership" as used in this Agreement shall mean ownership in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

        (b) Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all Secured Lenders known to the Company and will include in such registration all Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of Company's notice. All of such Shares shall thereafter be deemed Registrable Securities for purposes of this Agreement.

        (c) The holders of Registrable Securities are entitled to request two Demand Registrations, an initial Demand Registration and a second Demand Registration pursuant to Paragraph 3(c) below. The Secured Lenders will pay all Registration Expenses (as defined in Paragraph 6 below) pro-rata on the basis of the amount of securities being sold by each such holder participating in the Demand Registration. No party has any rights under this Agreement to request Demand Registrations except as provided in this Agreement. A registration will not count as a permitted Demand Registration until it has become effective, (unless such Demand Registration has not become effective due solely to the fault of the holders requesting such registration). The Demand Registrations shall be underwritten registrations.

        (d) Subject to the restrictions below, the Company may include in the Demand Registration any securities which are not Registrable Securities. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and the additional securities requested to be included in such offering, if any, exceeds the number of securities that can be reasonably sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any additional securities which are not Registrable Securities, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering. In such event, the amount of Registrable Securities to be registered shall be first allocated to all those Shares requested by a Majority Holder with the balance of the Registrable Securities to be included in the Demand Registration allocated pro-rata among the other respective holders of such Registrable Securities on the basis of the amount of Registrable Securities, excluding the Majority Holder, owned by each other holder; but in no event shall the number of shares registered in the initial Demand Registration be less than 850,000 Shares of Registrable Securities unless agreed upon in writing by the Company and the Secured Lenders.

        (e) The Company will not be obligated to effect any Demand Registration within nine (9) months after the effective date of a previous registration statement filed by the Company under the Securities Act of 1933. The Company may postpone for up to three (3) months the filing or the effectiveness of a registration statement for the Demand Registration if

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


the Company in its reasonable good faith judgment, determines that such Demand Registration would reasonably be expected to have an adverse effect on any then existing proposal or plan by the Company or of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, issuance and selling of additional stock whether through a public offering or otherwise, or any similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under this Agreement. Notwithstanding the foregoing, in the event the Company has filed or intends to file a registration statement within three (3) months and such filing or intent to file precludes the Secured Lenders from registering their Registrable Securities such Secured Lenders shall have "piggyback" registration rights in accordance with, and subject to the terms and conditions of the Registration Rights Agreement, dated as of March 21, 1996, by and between the Company and Kaiser (the "REGISTRATION RIGHTS AGREEMENT"), as if such Registrable Securities are "Shares" thereunder.

     3. CONDITIONS OF OBLIGATION TO REGISTER SHARES. The obligation of the Company under this Agreement to register any of the Shares owned by a Secured Lender are subject to each of the following conditions:

          (a) The amount of Registrable Securities being registered on behalf of the Majority Holder must be beneficially owned by the Majority Holder. Any Secured Lender other than the Majority Holder need not be the owner of Shares to participate in a Demand Registration, but in no event shall Kaiser or an affiliate of Kaiser be deemed a Secured Lender hereunder.

          (b) Prior to the commencement of the registration of the Registrable Securities, the Secured Lender shall have first offered the Registrable Securities to the Company, in accordance with the procedures and on the terms and conditions set forth in Section 1.3 of the Shareholders Agreement. If the Company elects not to purchase the Registrable Securities, then the Secured Lenders shall offer the Registrable Securities to PSH Corp., in accordance with the procedures and on the terms and conditions set forth in Section 1.3 of the Shareholders Agreement except that PSH Corp. shall have ten (10) days in which to exercise its option purchase shares. If PSH Corp., elects not to purchase the Registrable Securities, then the Secured Lenders shall offer the Registrable Securities to Penske Performance, Inc. in accordance with the procedures and on the terms and conditions set forth in Section 1.3 of the Shareholders Agreement, except that Penske Performance, Inc. shall have ten (10) days in which to exercise its option to purchase such shares. If Penske Performance, Inc., elects not to purchase the Registrable Securities, then the Secured Lenders shall offer the Registrable Securities to International Speedway Corporation in accordance with the procedures and on the terms and conditions set forth in
Section 1.3 of the Shareholders Agreement, except that International Speedway shall have ten (10) days in which to exercise its option to purchase such Registrable Securities. If International Speedway Corporation elects not to purchase the Registrable Securities then the Secured Lenders may exercise the Demand Registration rights hereunder.

          (c) The Company shall not be required to include in any Registration statement more than 850,000 Shares of the Registrable Securities on behalf of the Secured

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


Lenders. However, after a twelve (12) month period after the effective date of the initial registration statement, the Secured Lenders may by written demand to the Company require the registration of the balance of the Registrable Securities not previously registered.

          (d) During such time as Secured Lender may be engaged in a distribution of the Shares that are registered, such holder will comply with Rules 10b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and pursuant thereto, Secured Lender will, among other things, cause to be furnished to each broker through whom Registration Securities may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Shares that are registered and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law and the Secured Party shall not bid for or purchase any shares of the Company or attempt to induce any other person to purchase any securities of the Company other than as permitted under Exchange Act.

          (e) To the extent not inconsistent with applicable law, each Secured Lender will agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to, and the 180-day period beginning on the effective date of the underwritten Demand Registration, unless the underwriter managing the registered public offering otherwise agrees.

          (f) Each Secured Lender participating in a Demand Registration shall furnish to the Company a written undertaking that such Secured Lender is bound by and will abide by the terms of this Agreement.

     4. SECURED LENDER'S COOPERATION. The Secured Lender will cooperate with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, will provide to the Company, in writing, for use in the registration statement, all information regarding Secured Party as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency and the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

     5. EXERCISE OF PIGGYBACK REGISTRATION RIGHTS. In the event a Secured Lender makes a written demand for registration pursuant to the terms of this Agreement, Kaiser shall not have any "piggyback" registration rights pursuant to the Registration Rights Agreement for such registration statement. However, Kaiser's inability to participate in a registration shall not otherwise affect its "piggyback" registration rights under the Registration Rights Agreement nor shall it count as an offering in which Kaiser declined to participate.

     6.   REGISTRATION EXPENSES.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by Secured Lenders unless such registration shall be deemed an exercise of Kaiser's "piggyback" pro-rata on the basis of the amount of the securities being sold by each such holder, registration rights under the Registration Rights Agreement in which case the allocation of Registration Expenses provided in the Registration Rights Agreement shall be applicable.

          (b) Notwithstanding Paragraph 6(a) above, if the Company should also register securities pursuant to the same registration statement as for all or any portion of the Shares being registered on behalf of a Secured Lender, the Registration Expenses shall be allocated and paid pro rata among all such persons, including the Company, on the amount of securities being sold by each such person.

     7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify, to the extent permitted by law, the Secured Lenders, their respective officers, directors, counsel and each Person who controls Secured Lenders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by Kaiser or the Secured Lenders for use therein or by Kaiser's or the Secured Lenders failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Secured Lenders with a sufficient number of copies of the same.

          (b) In connection with any registration statement in which Secured Lenders are participating, the Secured Lenders and Kaiser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law each of the Secured Lenders and Kaiser, will indemnify the Company, its directors, officers, counsel, accountants and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by any of the Secured Lenders or Kaiser. No Secured Party or Kaiser shall be responsible for the information furnished by the other.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     8. TERMINATION. This Agreement shall automatically terminate and be of no further force or effect upon the twentieth (20th) anniversary date of this Agreement.

     9. THIRD PARTY BENEFICIARY. Kaiser and the Company agree that any Secured Lender (as defined herein) shall have the right to enforce the terms and conditions of this Agreement as if they were originally a party to this Agreement. This Agreement is for the benefit of each Secured Lender.

     10.  MISCELLANEOUS.

          (a) DEFINITION OF PERSON.  "PERSON" means any individual, corporation,
              --------------------
partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust or un-incorporated organization.

          (b) AMENDMENTS AND WAIVERS.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Kaiser and any Secured Lender.

          (c) SEVERABILITY.  Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (d) COUNTERPARTS.  This Agreement may be executed simultaneously in
              ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (e) DESCRIPTIVE HEADINGS.  The descriptive headings of this Agreement
              --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (f) GOVERNING LAW.  The corporate law of Delaware will govern all
              -------------
issues concerning the relative rights of the Company and its stockholders. All other questions

               CONDITIONAL DEMAND REGISTRATION RIGHTS AGREEMENT


concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Michigan.

          (g) NOTICES.  All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demand and other communications will be sent to the addresses indicated below:

      TO:                           Penske Motorsports, Inc.
                                    13400 Outer Drive West
                                    Detroit, Michigan  48239
                                    Attention:  President


      WITH A COPY TO:               Robert H. Kurnick, Jr.
                                    c/o Penske Auto Centers, Inc.
                                    3270 W. Big Beaver Road, Suite 130
                                    Troy, Michigan  48084

      TO:                           Kaiser Ventures Inc.
                                    3633 E. Inland Empire Boulevard, Suite 850
                                    Ontario, California  91764
                                    Attention:  President

      WITH A COPY TO:               Terry Cook
                                    c/o Kaiser Ventures Inc.
                                    3633 E. Inland Empire Boulevard, Suite 850
                                    Ontario, California  91764

     or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           "COMPANY"
                                           PENSKE MOTORSPORTS, INC.


                                            By:
                                                 ------------------------------
                                                 Richard J. Peters, President &
                                                 Chief Executive Officer

                                            "KAISER"
                                            KAISER VENTURES INC.


                                            By:
                                                 ------------------------------
                                                 Gerald A. Fawcett, President &
                                                 Chief Operating Officer

                                                                     EXHIBIT "B"


RECORDING REQUESTED BY AND WHEN
RECORDER MAIL THIS DEED TO:

The California Speedway Corporation
3270 W. Big Beaver Road, Suite 130
Troy, MI  48084
Attn:  Robert Kurnick, Esq.

Mail tax statement to above address

--------------------------------------------------------------------------------
                    SPACE ABOVE THIS LINE FOR RECORDER'S USE

DOCUMENTARY TRANSFER TAX $ see attached

__________________________________  APN _________________________
Signature of Declarant or Agent determining tax

--------------------------------------------------------------------------------

                             CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

Kaiser Ventures Inc. a Delaware corporation

does hereby GRANT to The California Speedway Corporation, a Delaware corporation that certain real property located in the County of San Bernardino, State of California, described as:

Parcels 1, 2, and 3 of Parcel Map 14723, as per map recorded in Book 179 of Parcel Maps, pages 9 through 13, inclusive of Parcel Maps, in the office of the County Recorder of said county.

SUBJECT TO all covenants, conditions, restrictions and easements of record.

RESERVING TO Grantor all water rights which were adjudicated in the name of Grantor, as successor to Kaiser Steel Corporation, in the San Bernardino County Superior Court Civil Action no. 164327, encaptioned Chino Basin Municipal Water
                                                    ---------------------------
District vs. City of Chino, et al, all riparian and appropriative rights to
---------------------------------
surface waters, all water rights represented by water stock, and all water storage rights.

Date: ____________________________  GRANTOR:

                                          KAISER VENTURES INC.a
                                          a Delaware corporation

                                          By: ____________________________
                                              Gerald A. Fawcett
                                              its President

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


                                  EXHIBIT "C"

                      INVESTOR REPRESENTATION CERTIFICATE
                                       OF
                              KAISER VENTURES INC.

     This Investor Representation Certificate is given by Kaiser Ventures Inc., a Delaware corporation (the "INVESTOR") to Penske Motorsports, Inc., a Delaware corporation ("COMPANY") as of ________________, 199__.

                                    RECITALS

     A. As a portion of the consideration for its purchase of certain real property from the Investor, as described in the Purchase Agreement and Escrow Instructions by and between Company and Investor dated ____________________, (the "REAL ESTATE TRANSACTION"), Company has agreed to issue a certain number of shares of its $.01 par common stock (the "PMI STOCK") to Investor.

     B. In order to show its compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the applicable provisions of California Corporations Code (S)25102(f), the Company has requested, and the Investor has agreed to give, certain representations and warranties as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor hereby acknowledges, represents and warrants to the Company the following:

     1. PURCHASE FOR INVESTOR'S ACCOUNT. Investor hereby confirms that the PMI Stock to be received by it as a part of the Real Estate Transaction will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement,

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to the PMI Stock.

     2. PMI STOCK NOT REGISTERED. Investor understands that the PMI Stock is not registered under the 1933 Act or qualified under the California Corporate Securities law on the ground that the issuance of the PMI Stock provided for pursuant to the Real Estate Transaction is exempt from registration under the 1933 Act and from qualification under the California Corporate Securities law and that the Company's reliance on such exemption is, among other things, predicated on Investor's representations set forth herein.

     3. SOPHISTICATED INVESTOR. Investor represents and warrants that it and/or its representatives are experienced in evaluating and investing in companies such as the Company, Investor is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and protecting its interests, and has the ability to bear the economic risks of its investment.

     4. ACCREDITED INVESTOR. Investor represents and warrants that it is an existing shareholder of the Company and is an "accredited" investor as that term is defined in Regulation D promulgated pursuant to the 1933 Act.

     5. RESTRICTIONS ON RESALE. Investor understands that the PMI Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act and qualification under the California Corporate Securities law or an exemption therefrom.

     6. LEGENDS ON THE STOCK CERTIFICATE. All certificates for shares of the PMI shall bear a legend in substantially the following form:

          "These securities have not been registered under the Securities Act of 1933 or qualified under the California Corporate Securities law. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act and/or qualification under said Corporate Securities law or an

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


opinion of counsel satisfactory to the Company that such registration and/or qualification is not required."

     7. STOCK TRANSFER BOOKS. In addition to the legend requirement to be placed on the stock certificates, the Company shall make a notation regarding the restrictions on transfer of the PMI Stock in its books, and shares of common stock shall be transferred on the books of the Company only if transferred or sold pursuant to and in compliance with the provisions of this Agreement.

     IN WITNESS WHEREOF, Investor, through a duly authorized officer, hereby duly executes this Certificate to be effective as of the date first set forth above.

                                       "INVESTOR"
                                       KAISER VENTURES INC.
                                         a California corporation


                                       By:
                                            ------------------------------
                                            Gerald A. Fawcett, President &
                                            Chief Operating Officer